Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-188580 on Form S-1 of our report dated March 30, 2012, relating to the consolidated financial statements of Power Solutions International, Inc. and subsidiaries appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Chicago, Illinois

June 11, 2013